CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Datalink Systems Corporation of our report dated May 7, 1998, on our audits of the consolidated financial statements of Datalink Systems Corporation as of March 31, 1997 and 1998, and for the two years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-KSB.


/s/ Coopers & Lybrand, L.L.P.
COOPERS & LYBRAND, L.L.P.

San Jose, California
June 30, 1998